  CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
        EXCHANGE COMMISSION.  EACH SUCH OMISSION IS DESIGNATED [***].



                      COLLABORATION AGREEMENT AND LICENSE

         This Agreement (the "Agreement") is entered into on this 31st day of January, 1996 by and between Monsanto Company, and DEKALB Genetics Corporation.

                       SECTION 1 - BACKGROUND AND PARTIES

         1.01 Monsanto Company ("MONSANTO") is a corporation of the State of Delaware with principal offices at 800 N. Lindbergh Boulevard, St. Louis, Missouri 63167.

         1.02 DEKALB Genetics Corporation ("DEKALB") is a corporation of the State of Delaware with principal offices at 3100 Sycamore Road, DeKalb, Illinois 60115.

         1.03 MONSANTO has certain rights relating to genetic element(s), germplasm, plasmid(s), and gene(s), including knowledge, know-how, technical information, and expertise, relating to and useful in agricultural biotechnology and plant genetics directed to the development of plants having desirable characteristics, such as but not limited to resistance to disease, damage by pests, and damage by chemical agents, and to other crop improvements, such as but not limited to increased crop yield and increased concentration in the crop of a desired component, and has rights in and to patents and/or patent applications covering the genetic element(s), germplasm, plasmid(s), and gene(s) and other aspects of agricultural biotechnology and plant genetics.

         1.04 DEKALB has certain rights relating to genetic element(s), germplasm, plasmid(s), and gene(s), including knowledge, know-how, technical information, and expertise, relating to and useful in agricultural biotechnology and plant genetics directed to the development of plants having desirable characteristics, such as but not limited to resistance to disease, damage by pests, and damage by chemical agents, and to other crop improvements, such as but not limited to increased crop yield and increased concentration in the crop of a desired component, and has rights in and to patents and/or patent applications covering the genetic element(s), germplasm, plasmid(s), and gene(s) and other aspects of agricultural biotechnology and plant genetics.

         1.05 The parties are interested in the development and commercialization of plants having such characteristics. Each party therefore is interested in obtaining a limited license under the other party's property rights, and desires to grant such a license to the other, all upon the terms and conditions provided herein.

         1.06 The parties agree that significant mutual benefits may be realized by making available to each other and to third parties such improvements in agricultural biotechnology and plant genetics as may result from such research and development and other activities. The parties agree to make such improvements available to each other and to third parties in accordance with terms of licenses each agrees to grant to the other and to third parties, all upon the terms and conditions provided herein.

         1.07 The parties have previously reached an understanding regarding [***] and commercialization of [***] shall not be governed by this Agreement. The parties have entered into a Corn Borer-Protected Corn License Agreement, a Glyphosate Protected Corn License Agreement, and a CaMV Promoter License Agreement, each of even date herewith. The parties agree that these aforementioned documents are controlling with regard to the subject matters addressed therein.

         1.08 The parties agree that the Outline for Collaboration Effort attached hereto as Appendix A embodies and exemplifies the intent of the parties in entering into this Agreement.

                             SECTION 2-DEFINITIONS

         For purposes of this Agreement, the following words and phrases shall have the following meanings:

         2.01 The term "Affiliate(s)," as used herein, means with respect to an entity, any person that is at least fifty percent (50%) owned by, or, directly or indirectly, is controlled by, under common control with or in control of, that entity. The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity whether through the ownership of securities, by contract or otherwise.

         2.02 The term "Beneficial Characteristic," as used herein, means a characteristic, such as but not limited to resistance to disease, damage by pests, and damage by chemical agents, and to other crop improvements, such as but not limited to increased crop yield and increased concentration in the crop of a desired component, resulting from a Project.

         2.03 The term "Biological Material," as used herein, means material including, but not limited to, cells, plants, seeds, genes (including native corn genes and associated markers), genetic elements, and plasmids.

         2.04 The term "Business Associate," as used herein, is a third party with which a party to this Agreement has an extensive business relationship that contemplates terms and conditions of dealings that would not otherwise be obtained from or granted to a third party, or a technical relationship, such as but not limited to a relationship that contemplates sharing technical data and information that would otherwise not be shared with a third party. The Business Associates of DEKALB and MONSANTO include, but are not limited to, those listed in Exhibits A-1 and B-1, respectively. A third party shall not be considered to be a Business Associate solely on the basis of the granting of a license pursuant to this Agreement.

         2.05 The term "Collaborative Effort," as used herein, means a Project which the parties mutually agree in writing shall be called a Collaborative Effort, for which the parties shall designate a Lead Collaborator, and for which the parties shall designate a party in which the legal title to the intellectual property rights shall vest.

         2.06 The term "Commercialize a Product," as used herein, means to make a Product available for commercial purposes to a third party customer or licensee.

         2.07 The term "Confidential Information," as used herein, means any proprietary information, including technical, economic, financial or marketing information, which either party considers confidential and which is disclosed to the other party.

         2.08 The term "DEKALB's Crops," as used herein, means corn, [***].

         2.09             The term "MONSANTO's Crops," as used herein, means
[***].

         2.10             The term "Effective Date" is defined in Subsection
8.01 of this Agreement.

         2.11 The term "Existing Project," as used herein, means a Project for which substantive progress toward an actual reduction to practice has occurred before the Effective Date of this Agreement, and which is known or reasonably expected to result in a Beneficial Characteristic.

         2.12 The term "Field," as used herein, means agricultural biotechnology.

         2.13 The term "Fiscal Year" shall mean a twelve-month period ending August 31st.

         2.14 The term "Independent Effort," as used herein, means a Project that is not a Collaborative Effort. A Project shall be presumed to be an Independent Effort, unless it has been mutually agreed to be characterized as a Collaborative Effort.

         2.15 The term "International Associate," as used herein, means any foreign-based person that has been licensed by DEKALB or MONSANTO to sell or otherwise distribute DEKALB- or MONSANTO- branded products. The International Associates of DEKALB and MONSANTO include, but are not limited to, those listed in Exhibit A-2 and B-2, respectively. A third party shall not be considered to be an International Associate solely on the basis of the granting of a license pursuant to this Agreement.

         2.16 The term "Know-How," as used herein, means any knowledge and proprietary information disclosed to a party by the other party prior to or during the term of this Agreement which is not generally publicly known, including, without limitation, all chemical, biochemical, toxicological, manufacturing, formulation, molecular and plant pathology, and scientific research information, whether or not capable of precise separate description but which alone or when accumulated gives to the one acquiring it an ability to develop and commercialize a product through study, testing, production, formulation or marketing which that party would otherwise not have been able to develop and commercialize in the same manner.

         2.17 The term "DEKALB Know-How," as used herein, means any Know-How disclosed to MONSANTO by DEKALB.

         2.18 The term "MONSANTO Know-How," as used herein, means any Know-How disclosed to DEKALB by MONSANTO.

         2.19 The term "Lead Collaborator," as used herein, means, for a Collaborative Effort, (a) MONSANTO, if the Product resulting from the Collaborative Effort relates to a DEKALB Crop; (b) DEKALB, if the Product resulting from the Collaborative Effort relates to a MONSANTO Crop; or (c) notwithstanding Subsections 2.19(a) and 2.19(b), the party which the parties mutually agree in writing shall be designated as the Lead Collaborator.

         2.20 The term "Licensed MONSANTO Method" shall mean any method the use or practice of which would, in the absence of a license, infringe one or more Valid MONSANTO Claims of an unexpired patent included in the Licensed MONSANTO Patent Rights or which involves the use of MONSANTO Know-How or Licensed MONSANTO Non-Patent Proprietary Materials.

         2.21 The term "Licensed DEKALB Method" shall mean any method the use or practice of which would, in the absence of a license, infringe one or more Valid DEKALB Claims of an unexpired patent included in the Licensed DEKALB Patent Rights or which involves the use of DEKALB Know-How or Licensed DEKALB Non-Patent Proprietary Materials.

         2.22 The term "Licensed MONSANTO Non-Patent Proprietary Materials," as used herein, means Biological Material in which MONSANTO has a Proprietary Interest.

         2.23 The term "Licensed DEKALB Non-Patent Proprietary Materials," as used herein, means Biological Material in which DEKALB has a Proprietary Interest.

         2.24 The term "Licensed MONSANTO Patent Rights," shall mean all patent licenses and sublicenses for use in the Field to which MONSANTO and/or a wholly-owned Affiliate of MONSANTO is a licensee or sublicensee (to the extent allowed by such licenses or sublicenses) and all patents and patent applications for use in the Field and owned by MONSANTO and/or a wholly-owned Affiliate of MONSANTO, filed prior to or during the term of this Agreement, and any and all patents maturing from these applications or maturing from applications that are divisionals, continuations or continuations-in-part of these applications, foreign (i.e., ex-U.S.) equivalents of the foregoing and any and all reissues or extensions of any of the foregoing.

         2.25 The term "Licensed DEKALB Patent Rights," shall mean all patent licenses and sublicenses for use in the Field to which DEKALB and/or a wholly-owned Affiliate of DEKALB is a licensee or sublicensee (to the extent allowed by such licenses or sublicenses) and all patents and patent applications for use in the Field and owned by DEKALB and/or a wholly-owned Affiliate of DEKALB, filed prior to or during the term of this Agreement, and any and all patents maturing from these applications or maturing from applications that are divisionals, continuations or continuations-in-part of these applications, foreign (i.e., ex-U.S.) equivalents of the foregoing and any and all reissues or extensions of any of the foregoing.

         2.26 The term "Licensed DEKALB Product(s)" shall mean material including, but not limited to, cells, plants, or seeds and products thereof, which is produced by a Licensed MONSANTO Method or which, in the course of its manufacture, use, or sale would, in the absence of a license, infringe a Valid MONSANTO Claim or the production of which involves the use of MONSANTO Know-How or Licensed MONSANTO Non-Patent Proprietary Materials.

         2.27 The term "Licensed MONSANTO Product(s)" shall mean material including, but not limited to, cells, plants, or seeds and products thereof, which is produced by a Licensed DEKALB Method or which, in the course of its manufacture, use, or sale would, in the absence of a license, infringe a Valid DEKALB Claim or the production of which involves the use of DEKALB Know-How or Licensed DEKALB Non-Patent Proprietary Materials.

         2.28 The term "Most Favored Licensee," as used herein, means the third party licensee which enjoys the most favorable terms considered as a whole. Terms to be considered in evaluating the license include, but are not limited to, access time, royalty rate and other terms, and whether such license imposes one or more substantial obligations imposed under this Agreement.

         2.29 The term "Product," as used herein, means Biological Material resulting from a Project intended to enable production of a crop having a Beneficial Characteristic.

         2.30 The term "Project," as used herein, means any research or development effort in the Field.

         2.31 The term "Proprietary Interest," as used herein, means an ownership interest in tangible property.

         2.32 The term "Seed Company," as used herein, means an entity, other than DEKALB and MONSANTO, whose primary business with respect to Product is the selling of Product directly to growers.

         2.33 The term "Rights," as used herein, means every intellectual property right or tangible object in which such a right may reside, such as but not limited to patent, know-how, trade secret, or Biological Material, resulting from a Collaborative Effort or an Independent Effort.

         2.34 The term "MONSANTO Rights," as used herein, means Rights owned by MONSANTO.

         2.35 The term "DEKALB Rights," as used herein, means Rights owned by DEKALB.

         2.36 The term "Territory," as used herein, means the world.

         2.37 The term "Valid DEKALB Claim," as used herein, means an issued claim included within the Licensed DEKALB Patent Rights which has not been finally held invalid or unenforceable by a decision of a court or other authority of competent jurisdiction which is not appealable, or with respect to a pending claim of the Licensed DEKALB Patent Rights which arise from a Collaborative Effort, has not been irrevocably abandoned or finally held to be unpatentable by a court or other authority of competent jurisdiction in a proceeding which is not appealable. For purposes of this Agreement, the filing of a continuation application in response to a final rejection, in place of filing an appeal of such final rejection, shall not be considered as an action that shall cause any such finally-rejected claim to be considered invalid.

         2.38 The term "Valid MONSANTO Claim," as used herein, means an issued claim included within the Licensed MONSANTO Patent Rights which has not been finally held invalid or unenforceable by a decision of a court or other authority of competent jurisdiction which is not appealable, or, with respect to a pending claim of the Licensed MONSANTO Patent Rights which arise from a Collaborative Effort, has not been irrevocably abandoned or finally held to be unpatentable by a court or other authority of competent jurisdiction in a proceeding which is not appealable. For purposes of this Agreement, the filing of a continuation application in response to a final rejection, in place of filing an appeal of such final rejection, shall not be considered as an action that shall cause any such finally-rejected claim to be considered invalid.

         2.39 The term "Value," as used herein, means remuneration of any form received or expected to be received in payment for a license including Rights, or a sublicense within the scope of such a license, without regard to which party granted the license.

         2.40 The term "-branded," when used in conjunction with an entity's name, means a trademark or logo of that entity, whether registered or not, affixed to a product or product container, or used in advertising, promotion, or other marketing of such a product.

         2.41 The term "person," as used herein, shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                        SECTION 3 - CONVEYANCE OF RIGHTS

         3.01 LICENSE GRANT BY MONSANTO: Subject to the terms and conditions of this Agreement, MONSANTO hereby grants to DEKALB and its wholly -owned Affiliate(s) a royalty-free, non-exclusive, license to use the Licensed MONSANTO Patent Rights, Licensed MONSANTO Non-patent Proprietary Materials, MONSANTO Know-How, and MONSANTO Rights for research and development in the Field in the Territory.

         3.02 LICENSE GRANT BY DEKALB: Subject to the terms and conditions of this Agreement, DEKALB hereby grants to MONSANTO and its wholly -owned Affiliate(s) a royalty-free, non-exclusive, license to use the Licensed DEKALB Patent Rights, Licensed DEKALB Non-patent Proprietary Materials, DEKALB Know-How, and DEKALB Rights for research and development in the Field in the Territory.

         3.03 DISCLOSURE OF PATENT RIGHTS: MONSANTO and DEKALB shall have the obligation of disclosing to the other [***] Upon written request, MONSANTO and DEKALB shall provide the other with additional information concerning [***].

                     SECTION 4 - AGREEMENT TO GRANT LICENSE

         4.01 DISTINCTIONS BETWEEN PRODUCTS: The parties agree that the terms of any royalty-bearing license granted by one party to the other hereunder and any remuneration received when a party Commercializes a Product shall be related to the type of Product commercialized, i.e., whether the Product resulted from an Independent Effort or a Collaborative Effort. The parties further agree that, for each such Commercialized Product, if any, the parties shall enter into a license agreement having terms and conditions in accordance with this Agreement.

         4.02 RIGHT TO COMMERCIALIZE A PRODUCT THAT RESULTED FROM AN INDEPENDENT EFFORT:
                 (a) Subject to the terms and conditions of this Agreement, DEKALB grants to MONSANTO the right to Commercialize a Product that results from an Independent Effort of DEKALB for MONSANTO's Crops in accordance with Subsection 4.08 for the benefit of MONSANTO and MONSANTO's Affiliates, Business Associates, and International Associates. [***]
                 (b) Subject to the terms and conditions of this Agreement, MONSANTO grants to DEKALB the right to Commercialize a Product that results from an Independent Effort of MONSANTO for DEKALB's Crops in accordance with Subsection 4.04 for the benefit of DEKALB and DEKALB's Affiliates, Business Associates, and International Associates. [***]

         4.03             RIGHTS OF LEAD COLLABORATOR:  Subject to Subsection
5.02 and notwithstanding 4.05, the Lead Collaborator shall have the right to sublicense the Product of a Collaborative Effort to Seed Companies. The party that is not the Lead Collaborator shall grant to the Lead Collaborator such Rights as are necessary to Commercialize the Product.

         4.04 AGREEMENT TO GRANT LICENSE BY MONSANTO: Subject to the terms and conditions of this Agreement, including but not limited to Subsections 4.03 and 5.02, MONSANTO hereby agrees to grant to DEKALB a royalty-bearing, non-exclusive, license limited to DEKALB Crops under the Licensed MONSANTO Patent Rights, Licensed MONSANTO Non-patent Proprietary Materials, MONSANTO Know-How, and MONSANTO Rights, (1) to make, have made, use and sell Licensed DEKALB Products in the Field in the Territory, and (2) to sublicense Affiliates, Business Associates, and International Associates to make, have made, use, and sell Licensed DEKALB Products within the scope of the license. No sublicensee hereunder shall have the right to further sublicense any rights hereunder.

         4.05 DISTRIBUTION OF LICENSED PRODUCTS: With respect to the sales of Licensed DEKALB Products hereunder in countries of the Territory, DEKALB and its Affiliates, Business Associates, and International Associates shall only be permitted to sell and distribute DEKALB-branded Licensed DEKALB Products; [***]. With respect to the sales of Licensed MONSANTO Products hereunder in countries of the Territory, MONSANTO and its Affiliates, Business Associates and International Associates shall only be permitted to sell and distribute MONSANTO-branded, MONSANTO Affiliate-branded, MONSANTO Business Associate-branded, or MONSANTO International Associate-branded Licensed MONSANTO Products.

         4.06             MARKING OF LICENSED DEKALB PRODUCTS:
                 (a) DEKALB and its Affiliates, Business Associates, International Associates and sublicensees shall conspicuously display on all packages containing Licensed DEKALB Products to be sold or transferred to permitted third-party growers or customers, the following notice (tailored to reflect the nature of the conveyance), or a notice having the same meaning and effect, with the blanks appropriately filled in to the extent such notice is applicable in the respective area:

                 THE (PURCHASE/BAILMENT/TRANSFER) OF THESE SEEDS INCLUDES A LIMITED LICENSE UNDER PATENT(S)__________ TO PRODUCE A SINGLE CROP IN THE UNITED STATES (or other applicable country). THIS LICENSE DOES NOT EXTEND TO ANY USE OTHER THAN PRODUCTION OF A SINGLE CROP.

                 (b) Where transactions occur in countries whose primary language is not English, a translation of the notice in the appropriate language shall be used if appropriate or required by law.

         4.07 TRADEMARK USAGE: The parties will agree at the time royalty-bearing licenses are granted under this Agreement which of the possible trademarks of either party will be utilized on a Licensed DEKALB Product and on a Licensed MONSANTO Product.

         4.08 AGREEMENT TO GRANT LICENSE BY DEKALB: Subject to the terms and conditions of this Agreement, including but not limited to Subsections 4.03 and 5.02, DEKALB hereby agrees to grant to MONSANTO a royalty-bearing, non-exclusive, license limited to MONSANTO Crops, under the Licensed DEKALB Patent Rights, Licensed DEKALB Non-patent Proprietary Materials, DEKALB Know-How, and DEKALB Rights, (1) to make, have made, use and sell Licensed MONSANTO Products in the Field in the Territory, and (2) to sublicense Affiliates, Business Associates, and International Associates to make, have made, use and sell Licensed MONSANTO Products within the scope of the license. No sublicensee hereunder shall have the right to further sublicense any rights hereunder.

         4.09 SUBCONTRACT RIGHTS: The rights granted to MONSANTO pursuant to Subsections 4.03 and 4.08 to have Licensed MONSANTO Products made by third parties shall not extend to the making of new transgenic germplasm without the prior written approval of DEKALB which approval shall not be unreasonably withheld.

         4.10             MARKING OF LICENSED MONSANTO PRODUCTS:
                 (a) MONSANTO and its Affiliates, Business Associates, International Associates and sublicensees shall conspicuously display on all packages containing Licensed MONSANTO Products to be sold or transferred to permitted third-party growers or customers, the following notice (tailored to reflect the nature of the conveyance), or a notice having the same meaning and effect, with the blanks appropriately filled in to the extent such notice is applicable in the respective area:

                 THE (PURCHASE/BAILMENT/TRANSFER) OF THESE SEEDS INCLUDES A LIMITED LICENSE UNDER PATENT(S)__________ TO PRODUCE A SINGLE CROP IN THE UNITED STATES (or other applicable country). THIS LICENSE DOES NOT EXTEND TO ANY USE OTHER THAN PRODUCTION OF A SINGLE CROP.

                 (b) Where transactions occur in countries whose primary language is not English, a translation of the notice in the appropriate language shall be used if appropriate or required by law.

         4.11             NO GRANTS REGARDING PROPRIETARY GERMPLASM:
Notwithstanding anything in this Agreement to the contrary, no rights in proprietary varieties, inbreds or hybrids of either party are granted the other under this Agreement.

         4.12 COMMERCIALIZATION WITH GROWER AGREEMENT. MONSANTO and DEKALB shall meet and discuss whether it is in their mutual interest to commercialize the Licensed MONSANTO Products and Licensed DEKALB Products by directly licensing or sublicensing the grower to use such Products.

               SECTION 5 - PAYMENTS, REPORTS AND RECORD RETENTION

         5.01             LICENSES INCLUDING RIGHTS RESULTING FROM INDEPENDENT
EFFORTS:
                 (a) If there exists a Most Favored Licensee having a license of the same scope as a license to be granted a party to this Agreement, which license includes Rights resulting from an Independent Effort, the party seeking a license shall pay consideration and shall agree to such other terms as are enjoyed by the Most Favored Licensee.
                 (b) If there is no Most Favored Licensee having a license of the same scope as a license to be granted a party to this Agreement, which license includes Rights resulting from an Independent Effort, a party seeking to grant a license shall establish a good faith estimate of the rate that would be granted to a third party in an identical license having terms and conditions reasonable and customary in the subject area and resulting from arm's length negotiation. The licensing party may establish such an estimate by obtaining agreements from third parties to license or in any manner, including good faith negotiations between the parties. The party seeking the license may pay consideration and agree to such other terms as in the good faith estimate or otherwise established, including by good faith negotiations.
                 (c) If despite good faith negotiations, the parties can not reach agreement on the terms of such license under this Subsection 5.01, then determination of the reasonable terms, including royalty, shall be submitted to arbitration pursuant to the provisions of Subsection 12.15, if requested by either party.
                 (d)      In consideration for the grant of the license in
Section 3 and the agreement to grant licenses in Section 4, [***].

         5.02             LICENSES INCLUDING RIGHTS RESULTING FROM A
COLLABORATIVE EFFORT:
                 (a) The parties agree that the Value received with regard to a Collaborative Effort shall be shared, [***], by the parties.
The parties further agree as follows:
                          (i)     The parties may mutually agree, on a
case-by-case basis, that one of them may receive [***] of the Value, with the other party taking the remainder.
                          (ii)    If the Collaborative Effort also is an
Existing Project of only one party, the parties may mutually agree, on a case-by-case basis, that the party whose Existing Project is involved may receive [***] of the Value, with the other party taking the remainder.
                 (b) The parties agree that the Lead Collaborator shall negotiate with third parties regarding terms of a license of appropriate scope and including Rights. The parties further agree that royalties received from that license shall be shared with the other party in accordance with Subsection 5.02(a).
                 (c) Subsection 5.02 (a) and (b) above notwithstanding, in the case of crops that are not both a DEKALB Crop and a MONSANTO Crop, a party as to its Crops may offer to the other party other terms regarding remuneration for preferred status regarding a Right resulting from a Collaborative Effort. The party whose Crops are not involved shall provide the other party the opportunity to propose remuneration under this Subsection 5.02(c)

[***] before providing a license to a third party. The party whose Crops are not involved, [***], may accept any remuneration on which the parties agree, [***]. However, if the parties are unable to agree on [***], then the Lead Collaborator [***] and the Value shall be established in accordance with Subsection 5.02(b) and shared in accordance with Subsection 5.02(a).
                        (d)      Subsection 5.02(a) and (b) notwithstanding, in
the case of crops that are both a DEKALB Crop and a MONSANTO Crop, either party may offer to the other party terms regarding remuneration for preferred states regarding a Right resulting from a Collaborative Effort. The other party may accept any proposed remuneration on which the parties agree, [***]. However, if the parties are unable to agree on such [***], then the Lead Collaborator [***] at the value established in accordance with Subsection 5.02(b) and shared in accordance with Subsection 5.02(a).
                        (e)      If  DEKALB has not obtained a preferred status
under Subsection 5.02(c) or (d) as to a DEKALB Crop, or if MONSANTO has not
obtained a preferred    status under Subsection 5.02(c) or (d) as to a MONSANTO
Crop, then DEKALB or MONSANTO, as applicable, shall [***] of Product resulting from a Collaborative Effort, which [***] shall be established in accordance with Subsection 5.02(b) and which payments shall become part of the Value shared in accordance with Subsection 5.02(a).
                        (f)      Legal title notwithstanding, to the extent an
technology that is dominated by Rights arising from a   Collaborative Effort,
the value contributed by that Collaborative Effort to the Independent Effort shall be shared in the same manner in which the Value was agreed to be shared in the Collaborative Effort.

         5.03             MOST FAVORED LICENSEE STATUS; MONSANTO LICENSES:
                 (a) If MONSANTO subsequently grants a license under the Licensed MONSANTO Patent Rights to a third party having terms which considered as a whole are more favorable to the licensee than the terms considered as a whole granted to DEKALB as set forth in Subsections 5.01 and 5.02, then MONSANTO shall promptly advise DEKALB as to such more favorable terms. DEKALB shall, at its election, be entitled upon notice to MONSANTO to have its license amended to substitute such third party terms for the terms of its license as of the date upon which such license containing the more favorable terms shall have become effective; provided, however, that (i) DEKALB also agrees to have DEKALB's license amended to contain any additional obligations that are recited in such license containing the more favorable terms and (ii) to the extent there exists any non-cash consideration, including but not limited to a cross license, involved in the more favorable license, the monetary equivalent thereof shall be agreed by the parties for the purpose of evaluating the terms of the license. If despite good faith negotiations, the parties cannot reach agreement on the monetary equivalent, then determination of such equivalent shall be submitted to arbitration pursuant to the provisions of Subsection 12.15, if requested by either party.
                 (b) In the event MONSANTO shall at any time while this Agreement is in effect be compelled by applicable law to issue licenses under the Licensed MONSANTO Patent Rights in the Field to any other person with terms considered as a whole more favorable than those granted to DEKALB hereunder, MONSANTO shall inform DEKALB of the order compelling any such licenses and shall offer the terms only with respect to the country or countries wherein such compulsory licenses have been ordered so that the new terms shall be no less favorable to DEKALB than those granted to any third party under any such compulsory license.
                 (c) Nothing in this Subsection 5.03 shall entitle DEKALB to any retroactive adjustment, reduction in royalty, or other relief from any of the provisions of this Agreement merely because MONSANTO shall commence proceedings against a third party who has infringed the Licensed MONSANTO Patent Rights, which proceedings shall be resolved by the third party becoming licensed under the Licensed MONSANTO Patent Rights, so long as such subsequent license agreement shall, at least prospectively, impose upon such third party terms considered as a whole no more favorable than the terms considered as a whole imposed upon DEKALB under this Agreement as set forth in Subsections 5.01 and 5.02.

         5.04             MOST FAVORED LICENSEE STATUS; DEKALB LICENSEES:
                 (a) If DEKALB subsequently grants a license under the Licensed DEKALB Patent Rights to a third party having terms which considered as a whole are more favorable to the licensee than the terms considered as a whole granted to MONSANTO as set forth in Subsections 5.01 and 5.02, then DEKALB shall promptly advise MONSANTO as to such more favorable terms. MONSANTO shall, at its election, be entitled upon notice to DEKALB to have that license amended to substitute such third party terms for the terms of its license as of the date upon which such license containing the more favorable terms shall have become effective; provided, however, that (i) MONSANTO also agrees to have MONSANTO's license amended to contain any additional obligations that are recited in such license containing the more favorable terms and (ii) to the extent there exists any non-cash consideration, including but not limited to a cross-license, involved in the more favorable license, the monetary equivalent thereof shall be agreed by the parties for the purpose of evaluating the terms of the license. If despite good faith negotiations, the parties cannot reach agreement on the monetary equivalent, then determination of such equivalent shall be submitted to arbitration pursuant to the provisions of Subsection 12.15, if requested by either party.
                 (b) In the event DEKALB shall at any time while this Agreement is in effect be compelled by applicable law to issue licenses under the Licensed DEKALB Patent Rights in the Field to any other person with terms considered as a whole more favorable than those granted to MONSANTO hereunder, DEKALB shall inform MONSANTO of the order compelling any such licenses and shall offer the terms only with respect to the country or countries wherein such compulsory licenses have been ordered so that the new terms shall be no less favorable to MONSANTO than those granted to any third party under any such compulsory license.
                 (c) Nothing in this Subsection 5.04 shall entitle MONSANTO to any retroactive adjustment, reduction in royalty, or other relief from any of the provisions of this Agreement merely because DEKALB shall commence proceedings against a third party who has infringed the Licensed DEKALB Patent Rights, which proceedings shall be resolved by the third party becoming licensed under the Licensed MONSANTO Patent Rights, so long as such subsequent license agreement shall, at least prospectively, impose upon such third party terms considered as a whole no more favorable than the terms considered as a whole imposed upon MONSANTO under this Agreement as set forth in Subsection 5.01 and 5.02.

         5.05             FIRST COMMERCIAL SALE IN A COUNTRY:
                 (a) DEKALB shall promptly advise MONSANTO in writing of the first commercial sales of Licensed DEKALB Products by DEKALB and by each Affiliate, Business Associate, International Associate or sublicensee of DEKALB in each country of the Territory.
                 (b) At the time such first commercial sale by an Affiliate, Business Associate, International Associate or sublicensee of DEKALB is reported pursuant to Subsection 5.05(a), DEKALB shall briefly describe the relationship between DEKALB and the subject Affiliate, Business Associate, International Associate or sublicensee which qualifies that entity as an Affiliate, Business Associate, International Associate or sublicensee respectively, of DEKALB.
                 (c) MONSANTO shall promptly advise DEKALB in writing of the first commercial sales of Licensed MONSANTO Products by MONSANTO and by each Affiliate, Business Associate, International Associate or sublicensees of MONSANTO in each country of the Territory.
                 (d) At the time such first commercial sale by an Affiliate, Business Associate, International Associate or sublicensee of MONSANTO is reported pursuant to Subsection 5.05(c), MONSANTO shall briefly describe the relationship between MONSANTO and the subject Affiliate, Business Associate, International Associate or sublicensee which qualifies that entity as an Affiliate, Business Associate, International

Associate or sublicensee respectively, of MONSANTO.

         5.06             SUBLICENSE; NOTIFICATION:
                 (a) MONSANTO shall promptly advise DEKALB in writing of each sublicense of Licensed MONSANTO Products by MONSANTO.
                 (b) DEKALB shall promptly advise MONSANTO in writing of each sublicense of Licensed DEKALB Products by DEKALB.

         5.07 FEES: In addition to amounts otherwise owing hereunder, MONSANTO shall pay to DEKALB the amounts set forth in the following table on the date associated with each amount as compensation for the non-exclusive rights granted to MONSANTO by DEKALB hereunder:

         Date                                           Amount
Effective Date of this Agreement                         [***]
First Anniversary of this Agreement                      [***]
Second Anniversary of this Agreement                     [***]
Third Anniversary of this Agreement                      [***]
Fourth Anniversary of this Agreement                     [***]
Fifth Anniversary of this Agreement                      [***]
Sixth Anniversary of this Agreement                      [***]
Seventh Anniversary of this Agreement                    [***]
Eighth Anniversary of this Agreement                     [***]
Ninth Anniversary of this Agreement                      [***]

Notwithstanding the foregoing, if this Agreement is terminated for any reason with or without cause, except material uncured breach by DEKALB of this agreement, prior to the ninth anniversary hereof, MONSANTO shall [***] DEKALB [***] using a discount rate equal to that of U.S. Treasury securities of similar maturity.

         5.08 PAYMENTS: Each payment to DEKALB hereunder shall be sent to:
                          (i)     DEKALB's account by wire transfer:

                                                   [***]

with a written notice of such wire transfer, or
                          (ii)    to another account in the United States which
DEKALB may subsequently designate from time to time by notice to MONSANTO.

         5.09 LATE PAYMENT: Notwithstanding any other remedy available under the provisions of this Agreement, if any sum of money owed hereunder is not paid when due, the unpaid amount shall bear interest compounded quarterly, at an annual rate of one (1) percentage point above the prime rate quoted by Morgan Guaranty Trust Company of New York on the day payment was due, until paid.

            SECTION 6 - REGULATORY APPROVAL AND PRODUCT REGISTRATION

         6.01 REGULATORY APPROVALS: This Agreement does not obligate either party to undertake any regulatory approvals or product registrations. Each party shall bear its own cost of undertaking such approvals or registrations it seeks.

         6.02 REQUEST FOR INFORMATION BY DEKALB: Subject to the provisions of Subsection 6.01, MONSANTO shall, at the reasonable request of DEKALB, provide assistance to DEKALB in seeking such regulatory approvals and/or product registrations, including data, studies and any applicable regulatory filings which MONSANTO may have in its possession; provided, however, that MONSANTO shall not be obligated to conduct any new experiments or other work with respect to any such request by DEKALB.

         6.03 REQUEST FOR INFORMATION BY MONSANTO: Subject to the provisions of Subsection 6.01, DEKALB shall, at the reasonable request of MONSANTO, provide assistance to MONSANTO in seeking such regulatory approvals and/or product registrations, including data, studies and any applicable regulatory filings which DEKALB may have in its possession; provided, however, that DEKALB shall not be obligated to conduct any new experiments or other work with respect to any such request by MONSANTO.

                SECTION 7 - PATENT PROCUREMENT AND INFRINGEMENT

         7.01 PATENT PROCUREMENT: MONSANTO shall have the exclusive right to apply for, and seek issuance of, maintain or abandon any or all of the Licensed MONSANTO Patent Rights. DEKALB shall have the exclusive right to apply for, and seek issuance of, maintain or abandon any or all of the Licensed DEKALB Patent Rights.

         7.02             PATENT INFRINGEMENT:
                 (a) DEKALB and MONSANTO shall each give prompt notice to the other of any infringement of the Licensed MONSANTO Patent Rights or of the Licensed DEKALB Patent Rights within the Field which may come to its attention.
                 (b) DEKALB shall not have the right (by operation of law or otherwise) to enforce any Licensed MONSANTO Patent Right licensed hereunder against any alleged infringer. MONSANTO shall not have the right (by operation of law or otherwise) to enforce any Licensed DEKALB Patent Right licensed hereunder against any alleged infringer.

                     SECTION 8 - WARRANTIES AND LIABILITIES

         8.01             REPRESENTATIONS AND WARRANTIES:
                 (a)      MONSANTO represents and warrants that:
                          (i)     it is the owner or licensee of the Licensed
MONSANTO Patent Rights to the extent required for the grant of rights contained herein;
                          (ii)    it has not previously granted, and will not
grant to any third party during the term of this Agreement, any rights and licenses under the Licensed MONSANTO Patent Rights that are in conflict with the rights granted to DEKALB herein; and
                          (iii)   it has full power, right and authority to
enter into and carry out its obligations under this Agreement.
                          (iv)    it will not enter into a transaction which is
in conflict with the rights acquired by DEKALB hereunder.
                 (b)      DEKALB represents and warrants that:
                          (i)     it is the owner or licensee of the Licensed
DEKALB Patent Rights to the extent required for the grant of rights contained herein;
                          (ii)    it has not previously granted, and will not
grant to any third party during the term of this Agreement, any rights and licenses under the Licensed DEKALB Patent Rights that are in conflict with the rights granted to MONSANTO herein; and

                          (iii)   it has full power, right and authority to
enter into and carry out its obligations under this Agreement.
                          (iv)    it will not enter into a transaction which is
in conflict with the rights acquired by MONSANTO hereunder.

         8.02             NO OTHER WARRANTIES:
                 (a) EXCEPT FOR THE EXPRESS WARRANTIES IN SUBSECTION 8.01, MONSANTO MAKES NO WARRANTIES REGARDING THE LICENSED MONSANTO PATENT RIGHTS (INCLUDING, WITHOUT LIMITATION, THE VALIDITY OR SCOPE OF THE LICENSED MONSANTO PATENT RIGHTS) OR THE LICENSED DEKALB PRODUCTS (INCLUDING, WITHOUT LIMITATION, THE NON-INFRINGEMENT OF THE LICENSED DEKALB PRODUCTS ON THIRD PARTY PATENT RIGHTS) OR OTHERWISE, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW.
                 (b) EXCEPT FOR THE EXPRESS WARRANTIES IN SUBSECTION 8.01, DEKALB MAKES NO WARRANTIES REGARDING THE LICENSED DEKALB PATENT RIGHTS (INCLUDING, WITHOUT LIMITATION, THE VALIDITY OR SCOPE OF THE LICENSED DEKALB PATENT RIGHTS) OR THE LICENSED MONSANTO PRODUCTS (INCLUDING, WITHOUT LIMITATION, THE NON-INFRINGEMENT OF THE LICENSED MONSANTO PRODUCTS ON THIRD PARTY PATENT RIGHTS) OR OTHERWISE, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW.

         8.03             INDEMNIFICATION:
                 (a) EXCEPT TO THE EXTENT CAUSED BY MONSANTO'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, DEKALB SHALL DEFEND AND INDEMNIFY MONSANTO AGAINST, AND HOLD MONSANTO AND ITS EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS HARMLESS FROM, ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING COURT COSTS AND REASONABLE FEES OF ATTORNEYS AND OTHER PROFESSIONALS) INCURRED FROM ANY CLAIM ARISING OR ALLEGED TO ARISE OUT OF THE MANUFACTURE, USE, DISTRIBUTION OR SALE OF ANY LICENSED DEKALB PRODUCT BY DEKALB OR ANY DEKALB LICENSEE, AFFILIATE, BUSINESS ASSOCIATE, OR INTERNATIONAL ASSOCIATE; PROVIDED, HOWEVER, THAT (I) DEKALB SHALL HAVE SOLE CONTROL OF SUCH DEFENSE, AND (II) MONSANTO SHALL PROVIDE NOTICE PROMPTLY TO DEKALB OF ANY ACTUAL OR THREATENED CLAIM OF WHICH MONSANTO BECOMES AWARE.

                 (b) EXCEPT TO THE EXTENT CAUSED BY DEKALB'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, MONSANTO SHALL DEFEND AND INDEMNIFY DEKALB AGAINST, AND HOLD DEKALB AND ITS EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS HARMLESS FROM, ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING COURT COSTS AND REASONABLE FEES OF ATTORNEYS AND OTHER PROFESSIONALS) INCURRED FROM ANY CLAIM ARISING OR ALLEGED TO ARISE OUT OF THE MANUFACTURE, USE, DISTRIBUTION OR SALE OF ANY LICENSED MONSANTO PRODUCT BY MONSANTO OR ANY MONSANTO LICENSEE, AFFILIATE, BUSINESS ASSOCIATE, OR INTERNATIONAL ASSOCIATE; PROVIDED, HOWEVER, THAT (I) MONSANTO SHALL HAVE SOLE CONTROL OF SUCH DEFENSE, AND (II) DEKALB SHALL PROVIDE NOTICE PROMPTLY TO MONSANTO OF ANY ACTUAL OR THREATENED CLAIM OF WHICH DEKALB BECOMES AWARE.

         8.04 LIMITED LIABILITY: EXCEPT TO THE EXTENT PROVIDED FOR IN SUBSECTION 8.03 ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, INTERRUPTION OF BUSINESS, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND SUFFERED BY SUCH OTHER PARTY FOR BREACH HEREOF, WHETHER BASED ON CONTRACT OR TORT CLAIMS OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.


                        SECTION 9 - TERM AND TERMINATION

         9.01 TERM: The term of this Agreement shall begin upon the closing of the Investment Agreement between MONSANTO and DEKALB of even date hereof (the "Effective Date"), and shall end Ten (10) years thereafter, unless terminated sooner in accordance with this Section 9. [***] the parties shall begin [***] for the purpose of extending the Agreement beyond the original Ten
(10) year term.

         9.02             TERMINATION OF AGREEMENT FOR MATERIAL BREACH:
                 (a) Either party may terminate this Agreement upon at least sixty (60) days written notice to the other party should the other party commit a material breach of its obligations or be in material default under any of the provisions of this Agreement, provided that the other party has failed to cure the breach or default (or, if such breach or default cannot be cured within the sixty (60) day period, the other party has not taken reasonable steps to cure the breach or default) within the same sixty (60) day notice period.
                 (b) Notwithstanding a party's right to terminate this Agreement as a result of a non-cured material breach by the other party, the non-breaching party shall not be prevented from seeking any other remedy which may be available to it in equity, including specific performance on the part of the party in breach.
                 (c) It shall be considered a material breach to enter into a collaborative research agreement with a third party which overlaps or conflicts with the field of a Collaborative Effort undertaken pursuant to the terms of this Agreement. For that purpose, each Collaborative Effort shall specifically define the field of the Collaborative Effort, as well as what related areas overlap or conflict with such field. This Subsection 9.02(c) shall not be interpreted, however, as precluding either party from obtaining necessary, reasonable, and customary technical assistance of a nature that does not impinge upon the core technology of the Collaborative Effort.
                 (d) The terms of any termination shall be subject to arbitration under the provisions set forth in the attached Appendix B if requested by at least one of the parties hereto.

         9.03 INSOLVENCY: Either party may terminate this Agreement if, at any time:
                 (a) the other party makes an assignment for the benefit of creditors or admits in writing its inability generally to pay or is generally not paying its debts as such debts become due;
                 (b) any decree or order for relief is entered against the other party under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law;
                 (c) the other party petitions for, applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official, of such other party or any substantial part of its assets, or commences a voluntary case under the bankruptcy law of any jurisdiction;
                 (d) any such petition or application is filed, or any such proceedings are commenced, against the other party and such other party by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order for relief, order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or
                 (e) any order, judgment or decree is entered in any proceedings against the other party decreeing the dissolution of such other party and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

         9.04             GOVERNMENT ORDER OR DECREE REQUIRING DIVESTITURE:
                 Upon issuance of any governmental order or decree requiring the termination of this Collaboration Agreement, the parties shall be permitted to terminate this Agreement in accordance with the terms of any such governmental order or decree in as orderly manner as reasonably practical.

         9.05             EFFECTS OF TERMINATION/SURVIVAL:
                 (a) Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to or upon such expiration or termination. Accordingly, Subsections 8.03 and 8.04 and Sections 10 and 11 shall survive expiration or termination of this Agreement and neither party shall be relieved of any payment obligation that may have accrued prior to or as the result of such expiration or termination.
                 (b) Upon expiration of this Agreement, either party shall have [***] to exercise its right(s) to a license under the provisions of Subsections 4.03, 4.04 and/or 4.08.
                 (c) Upon termination under the provisions of Subsection 9.02, the party not in breach shall have [***] to exercise its right(s) to a license under the provisions of Subsections 4.03, 4.04, and/or 4.08. The party in breach shall [***]
                 (d) Upon termination of the Investment Agreement between MONSANTO and DEKALB of even date hereof before the expiration or termination of this Agreement because of (1) the issuance by any governmental authority of any order or decree requiring MONSANTO to terminate the Investment Agreement, which order or decree resulting from MONSANTO's voluntary action, or (2) the termination of the Investment Agreement by MONSANTO other than for Cause, as defined in the Investment Agreement in Subsection 9.1.6,
                          (i)     At DEKALB's option this Agreement [***]
or the term of this Agreement shall be [***] of the period between the Effective Date and the date on which the Investment Agreement is terminated;
                          (ii)    MONSANTO's share of Value from any on-going
Collaborative Effort shall be [***] and DEKALB's share shall be [***] i.e., if MONSANTO's share had been [***] it shall be [***], and DEKALB's share shall be [***]
                          (iii)   to the extent necessary to adjust the revenue
shares, Subsection 5.02 shall automatically be  amended as follows:
                                  (a)  the Value received with regard to a
Collaborative Effort typically shall be distributed [***] to MONSANTO, [***] to

DEKALB (Subsection 5.02(a));
                                  (b)      the parties may mutually agree, on a
case-by-case basis, that DEKALB may receive [***] or that MONSANTO may receive [***] with the other party taking the remainder (Subsection 5.02(a)(i));
                                  (c)      if the Collaborative Effort also is
an Existing Project of only DEKALB, the parties may mutually agree, on a case-by-case basis, that DEKALB may receive [***] of the value, and if the Collaborative Effort also is an Existing Project of only MONSANTO, the parties may mutually agree, on a case-by-case basis, that MONSANTO may receive [***] of the value, with the other party taking the remainder in either case (Subsection 5.02(a)(ii)); and
                          (iv)    any royalty payable to DEKALB as grantee of a
license under Subsection 5.01 shall [***] (Subsection 5.01(d)); any royalty payable by DEKALB as grantor of a license under Subsection 5.01 shall [***] (Subsection 5.01(d)).
                 (e) Upon termination of the Investment Agreement between MONSANTO and DEKALB of even date hereof before the expiration or termination of this Agreement because of the issuance by any governmental authority of any order or decree requiring DEKALB to terminate the Investment Agreement, which order or decree resulted from DEKALB's voluntary action,
                          (i)     at MONSANTO's option, this Agreement [***]
or the term of this Agreement may be [***] of the period between the Effective Date and the date on which the Investment Agreement is terminated;
                          (ii)    DEKALB's share of Value from any on-going
Collaborative Effort shall be [***] and MONSANTO's share shall be [***] i.e., if DEKALB's share had been [***] it shall be [***] and MONSANTO'S share shall be [***]
                          (iii)   to the extent necessary to adjust the revenue
shares, Subsection 5.02 shall automatically be amended as follows:
                                  (a)  the Value received with regard to a
Collaborative Effort typically shall be distributed [***] to DEKALB, [***] to MONSANTO (Subsection 5.02(a));
                                  (b)      the parties may mutually agree, on a
case-by-case basis, that MONSANTO may receive [***] or that DEKALB may receive [***] with the other party taking the remainder (Subsection 5.02(a)(i));
                                  (c)      if the Collaborative Effort also is
an Existing Project of only MONSANTO, the parties may mutually agree, on a case-by-case basis, that MONSANTO may receive [***] of the value, and if the Collaborative

Effort also is an Existing Project of only DEKALB, the parties may mutually agree, on a case-by-case basis, that DEKALB may receive [***] of the value, with the other party taking the remainder in either case (Subsection 5.02(a)
(ii)); and
                          (iv)    any royalty payable to MONSANTO as grantee of
a license under Subsection 5.01 shall [***] (Subsection 5.01(d)); any royalty payable by MONSANTO as grantor of a license under Subsection 5.01 shall [***] (Subsection 5.01(d)).
                 (f) Upon early termination of the Investment Agreement by MONSANTO with Cause, as defined in the Investment Agreement in Subsection 9.1.6, MONSANTO shall have [***] to exercise its right(s) to a license under the provisions of Subsections 4.03, 4.04, and/or 4.08. DEKALB shall [***]

                        SECTION 10 - TITLE AND OWNERSHIP

         10.01   OWNERSHIP
                 (a) Each party's ownership interests established before the Effective Date of this Agreement shall not be affected by this Agreement.
                 (b) A party's ownership interests in the Rights resulting from an Independent Effort shall remain vested in that party.
                 (c) The parties agree that the legal title to the intellectual property rights in Rights resulting from a Collaborative Effort vest in the party selected by the parties at the time the Collaborative Effort is so identified. The parties agree that each party shall promptly obtain from each employee involved with the Collaborative Effort an agreement obligating the employee to assign such rights to the party selected.
                 (d) The parties agree that, Subsection 10.01(c) notwithstanding, any and all necessary assignment of rights in the intellectual property rights in Rights resulting from a Collaborative Effort shall, upon termination of this Agreement, be recorded in the appropriate patent offices such that legal title shall be held jointly by MONSANTO and DEKALB. Each party shall, upon the reasonable request of the other, execute such documents and take such actions as necessary to effect the assignment of intellectual property rights as set forth herein.

                          SECTION 11 - CONFIDENTIALITY

         11.01 CONFIDENTIAL INFORMATION: The parties have previously disclosed, and it is anticipated that it will be necessary, in connection with their obligations under this Agreement, for DEKALB and MONSANTO to disclose to each other Confidential Information. The Confidential Information shall include, but not limited to, information disclosed in writing or other tangible form, including samples of materials.

         11.02   CONFIDENTIALITY AND LIMITED USE:
                 (a) With respect to all Confidential Information, both DEKALB and MONSANTO agree as follows, it being understood that "recipient" indicates the party receiving the confidential, proprietary information from the other "disclosing" party. Confidential Information disclosed to the recipient shall remain the property of the disclosing party and shall be maintained in confidence by the recipient with the same care and diligence as the recipient maintains its own Confidential Information. Confidential Information shall not be disclosed to third parties by the recipient and, further, shall not be used except for purposes contemplated in this Agreement. All confidentiality and limited use obligations with respect to the Confidential Information shall terminate ten (10) years after the termination date of this Agreement.
                 (b) Notwithstanding any provision to the contrary, a party may disclose the Confidential Information of the other party: (i) in connection with an order of a court or other government body or as otherwise required by or in compliance with law or regulations; provided that the party required to disclose provides the other party with notice and takes reasonable measures to obtain confidential treatment thereof; (ii) in confidence to recipient's attorneys, accountants, banks and financial sources and its advisors; or (iii) in confidence, in connection with the sale of substantially all the business assets to which this Agreement relates, so long as, in each case, the entity to which disclosure is made is bound to confidentiality on terms consistent with those set forth herein.
                 (c) Notwithstanding any provision to the contrary, a party seeking to make a disclosure to an entity not bound to confidentiality on terms consistent with those set forth herein shall first provide to the other party a copy of the material proposed to be disclosed and shall obtain the consent of the other party before making the disclosure, which consent shall not be unreasonably withheld.

         11.03 EXCEPTIONS: The obligations of confidentiality and limited use shall not apply to any of the Confidential Information which:
                 (a) is publicly available by publication or other documented means or later becomes likewise publicly available through no act or fault of recipient; or
                 (b) is already known to recipient before receipt from the disclosing party, as demonstrated by recipient's written records; or

                 (c) is made known to recipient by a third party who did not obtain it directly or indirectly from the disclosing party and who does not obligate recipient to hold it in confidence; or
                 (d) is independently developed by the recipient as evidenced by credible written research records of recipient's employees or agents who did not have access to the disclosing party's Confidential Information. Specific information should not be deemed to be within any of these exclusions merely because it is embraced by more general information falling within these exclusions.

         11.04 DISCLOSURES TO PERSONNEL: Recipient agrees to advise those of its officers, directors, employees, associates, agents, consultants, Affiliates, Business Associates, and International Associates who become aware of the Confidential Information, of these confidentiality and limited use obligations and agrees, prior to any disclosure of Confidential Information to such individuals or entities, to make them bound by obligations of confidentiality and limited use of the same stringency as those contained in this Agreement.

         11.05 RETURN OF CONFIDENTIAL INFORMATION: Upon termination of this Agreement, originals and copies of Confidential Information in written or other tangible form will be returned to the disclosing party by recipient or destroyed by recipient. One copy of each document may be retained in the custody of the recipient's legal counsel solely to provide a record of what disclosures were made.

         11.06 CONFIDENTIAL STATUS OF AGREEMENT: The terms of this Agreement shall be deemed to be Confidential Information and shall be dealt with according to the confidentiality requirements of this Section 11. Neither party will make public disclosures concerning specific terms of this Agreement without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, and except as may be necessary, in the opinion of Counsel of the party making such disclosure, to comply with the requirements of any stock exchange or over-the-counter market on which the shares of such party may be listed or of any law, governmental regulation or order. If a party determines that such a disclosure is necessary, it shall promptly notify the other party so that the other party can obtain confidential treatment of its Confidential Information.

                           SECTION 12 - MISCELLANEOUS

         12.01 NOTICES: Any notice or other communication required or permitted to be given by either party under this Agreement shall be given in writing and shall be effective when delivered, if delivered by hand or by electronic facsimile or five days after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to each party at the following addresses or such other address as may be designated by notice pursuant to this Subsection 12.01:





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



         If to MONSANTO:          Monsanto Company
                                  800 North Lindbergh Boulevard
                                  St. Louis, Missouri 63167

                                  Attention:       Robert T. Fraley, Ph.D.
                                                   President, Ceregen

                                  Facsimile:       (314) 694-7771

         with a copy to:          Monsanto Company
                                  700 Chesterfield Pkwy North
                                  St. Louis, Missouri 63198

                                  Attention:       Patent Counsel, Ceregen
                                                   Monsanto Company
                                                   Mail Code BB4F

                                  Facsimile:       (314) 537-6047

         and to:                  Monsanto Company
                                  700 Chesterfield Pkwy North
                                  St. Louis, Missouri 63198

                                  Attention:       William M. Ziegler
                                                   Business Director, Corn
                                                   and Soybeans
                                                   Mail Code BB4D

                                  Facsimile:       (314) 537-6047

         If to DEKALB:            DEKALB Genetics Corporation
                                  3100 Sycamore Road
                                  DeKalb, Illinois 60115

                                  Attention:       Richard O. Ryan
                                                   President and
                                                   Chief Operating Officer

                                  Facsimile:       (815) 758-6953
         with a copy to:          DEKALB Genetics Corporation
                                  3100 Sycamore Road
                                  DeKalb, Illinois 60115

                                  Attention:       John H. Witmer, Jr.
                                                   Senior Vice President and
                                                   General Counsel

                                  Facsimile:       (815) 758-6953

         and to:                  DEKALB Genetics Corporation
                                  62 Maritime Drive
                                  Mystic, Conn. 06355

                                  Attention:       Catherine J. Mackey, Ph.D.
                                                   Vice President, Research

                                  Facsimile:       (860) 572-5241

         12.02 PROVISIONS CONTRARY TO LAW: In performing this Agreement, the parties shall comply with all applicable laws and regulations. Nothing in this Agreement shall be construed so as to require the violation of any law, and wherever there is any conflict between any provision of this Agreement and any law the law shall prevail, but in such event the affected provision of this Agreement shall be affected only to the extent necessary to bring it within the applicable law.

         12.03   FORCE MAJEURE:
                 (a) Neither of the parties shall be liable for any default or delay in performance of any obligation under this Agreement caused by any of the following: Act of God, war, riot, fire, explosion, accident, flood, sabotage, compliance with governmental requests, laws, regulations, orders or actions, national defense requirements or any other event beyond the reasonable control of such party; or labor trouble, strike, lockout or injunction (provided that neither of the parties shall be required to settle a labor dispute against its own best judgment).
                 (b) The party invoking this Subsection 12.03 shall give the other party written notice and full particulars of such force majeure event.
                 (c) Both MONSANTO and DEKALB shall use reasonable efforts to mitigate the effects of any force majeure on their respective parts.

         12.04 RELATIONSHIP OF THE PARTIES: Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as partner, joint venturer or agent of the other and shall not bind nor attempt to bind the other to any contract, without the prior written consent of the party to be bound.

         12.05 USE OF NAMES: Unless otherwise required by the terms of this Agreement, neither party shall use the name of the other in any promotional materials or advertising without the prior written consent of the other.

         12.06   ASSIGNABILITY AND CHANGE IN CONTROL:
                 (a) The rights acquired herein by DEKALB are not assignable or transferable in whole or part (by operation of law or otherwise) to any third party without the prior written consent of MONSANTO, except as provided in Subsection 10.06(d).
                 (b) The rights acquired herein by MONSANTO are not assignable or transferable in whole or part (by operation of law or otherwise) to any third party without the prior written consent of DEKALB, except as provided in Subsection 10.06(e).
                 (c) Any transfer, assignment or delegation made or attempted in violation of this Subsection 12.06 shall be void ab initio and of no effect.
                 (d) Subject to the provisions of Subsection 9.05(b), upon any change in control of DEKALB (by acquisition, merger, consolidation or otherwise) resulting in, direct or indirect, ownership of the voting stock of DEKALB at a level of greater than fifty percent (50%) by a single entity or by two or more entities acting together or, control as a consequence of a shareholder agreement, joint venture agreement or other agreement, MONSANTO can terminate this Agreement within ninety (90) days of receiving notice of such change, provided however, that any existing Collaborative Efforts shall continue for one year, unless otherwise mutually agreed by the parties. Upon any change in control, MONSANTO's payment obligation to DEKALB (or its successor in interest) shall be adjusted as follows:
                          (i)     DEKALB's share of Value from any on-going
Collaborative Effort shall be [***] and MONSANTO's share shall be [***] i.e., if DEKALB's share had been [***] it shall be [***] and MONSANTO's share shall be [***]
                          (ii)    to the extent necessary to adjust the revenue
shares, Subsection 5.02 shall automatically be amended as follows:
                                  (a)      the Value received with regard to a
Collaborative Effort typically shall be distributed [***] to DEKALB, [***] to MONSANTO (Subsection 5.02(a));

                                  (b)      the parties may mutually agree, on a
case-by-case basis, that MONSANTO may receive [***] or that DEKALB may receive [***] with the other party taking the remainder (Subsection 5.02(a)(i));
                                  (c)      if the Collaborative Effort also is
an Existing Project of only MONSANTO, the parties may mutually agree, on a case-by-case basis, that MONSANTO may receive [***] of the value, and if the Collaborative Effort also is an Existing Project of only DEKALB, the parties may mutually agree, on a case-by-case basis, that DEKALB may receive [***] of the value, with the other party taking the remainder in either case
(Subsection 5.02(a)(ii)); and
                          (iii)   any royalty payable to MONSANTO as grantee of
a license under Subsection 5.01 shall [***] (Subsection 5.01(d)); any royalty payable by MONSANTO as grantor of a license under Subsection 5.01 shall [***] (Subsection 5.01(d)). This Subsection 10.06(d) shall not apply to any such change in control in which Monsanto becomes the controlling party.

                 (e) Subject to the provisions of Subsection 9.05(b), upon any change in control of MONSANTO (by acquisition, merger, consolidation or otherwise) resulting in, direct or indirect, ownership of MONSANTO at a level of greater than fifty percent (50%) by a single entity or by two or more entities acting together or, control as a consequence of a shareholder agreement, joint venture agreement or other agreement, DEKALB can terminate this Agreement within ninety (90) days of receiving notice of such change, provided however, that any existing Collaborative Efforts shall continue for one year, unless otherwise mutually agreed by the parties. . Upon any change in control, DEKALB's payment obligation to MONSANTO (or its successor in interest) shall be adjusted as follows:
                          (i)     DEKALB's share of Value from any on-going
Collaborative Effort shall be [***] and MONSANTO's share shall be [***] i.e., if DEKALB's share had been [***] it shall be [***] and MONSANTO's share shall be [***]
                          (ii)    to the extent necessary to adjust the revenue
shares, Subsection 5.02 shall automatically be amended as follows:
                                  (a)      the Value received with regard to a
Collaborative Effort typically shall be distributed [***] to DEKALB, [***] to MONSANTO (Subsection 5.02(a));
                                  (b)      the parties may mutually agree, on a
case-by-case basis, that MONSANTO may receive [***] or that DEKALB may receive [***] with the other party taking the remainder (Subsection 5.02(a)(i));

                                  (c)      if the Collaborative Effort also is
an Existing Project of only MONSANTO, the parties may mutually agree, on a case-by-case basis, that MONSANTO may receive [***] of the value, and if the Collaborative Effort also is an Existing Project of only DEKALB, the parties may mutually agree, on a case-by-case basis, that DEKALB may receive [***] of the value, with the other party taking the remainder in either case (Subsection 5.02(a)(ii)); and
                          (iii)   any royalty payable to DEKALB as grantee of a
license under Subsection 5.01 [***] (Subsection 5.01(d)); any royalty payable by DEKALB as grantor of a license under Subsection 5.01 shall [***] (Subsection 5.01(d)).


         12.07 ENTIRE AGREEMENT; AMENDMENTS; WAIVER: This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing or performance, shall be deemed to constitute a continuing waiver of any other breach or default or of any right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

         12.08 CHOICE OF LAW: IT IS THE INTENTION OF THE PARTIES HERETO THAT ALL QUESTIONS WITH RESPECT TO THE CONSTRUCTION OF THIS AGREEMENT AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO BUSINESS ARRANGEMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE.

         12.09   EXPORT CONTROL:
                 (a) Notwithstanding any other provisions of this Agreement, DEKALB agrees to make no disclosure or use of any MONSANTO Know-How, Confidential

Information, or Rights of MONSANTO furnished or made known to DEKALB pursuant to this Agreement, except in compliance with the laws and regulations of the United States of America, including the Export Administration Regulations promulgated by the Office of Export Administration International Trade Administration, United States Department of Commerce; and in particular, DEKALB agrees not to export, directly or indirectly, either
                          (i)     the technical data furnished or made known to
DEKALB pursuant to this Agreement; or
                          (ii)    the "direct product" thereof; or
                          (iii)   any commodity produced using such technical
data to any country or countries for which a validated license is required unless a validated license is first obtained pursuant to the Export Administration Regulations. The term "direct product" as used above, is defined to mean the immediate product (including process and services) produced directly by the use of the technical data.
                 (b) Notwithstanding any other provisions of this Agreement, MONSANTO agrees to make no disclosure or use of any DEKALB Know-How, Confidential Information, or Rights of DEKALB furnished or made known to MONSANTO pursuant to this Agreement, except in compliance with the laws and regulations of the United States of America, including the Export Administration Regulations promulgated by the Office of Export Administration International Trade Administration, United States Department of Commerce; and in particular, MONSANTO agrees not to export, directly or indirectly, either
                 (i) the technical data furnished or made known to MONSANTO pursuant to this Agreement; or
                 (ii)     the "direct product" thereof; or
                 (iii) any commodity produced using such technical data to any country or countries for which a validated license is required unless a validated license is first obtained pursuant to the Export Administration Regulations. The term "direct product" as used above, is defined to mean the immediate product (including process and services) produced directly by the use of the technical data.

         12.10 MEET AND CONFER: It is the intention of the parties that in the event any dispute arises under this Agreement, the parties shall first meet and confer with one another to attempt to negotiate a resolution of such dispute without recourse to litigation.

         12.11 REMEDIES: Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

         12.12 FEES: Except as otherwise provided herein, each party shall bear its own legal fees incurred in connection with the transactions contemplated hereby, provided, however, that if any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees.

         12.13 HEADINGS: Headings herein are for convenience of reference only and shall in no way affect interpretation of this Agreement.

         12.14 COUNTERPARTS: This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

         12.15   ARBITRATION:  Disputes arising out of Subsections 5.01, 5.03,
5.04 and 9.02 of this Agreement will be finally settled by arbitration conducted in accordance with the arbitration rules and guidelines outlined in attached Appendix B. The arbitration will be held in Chicago, Illinois as promptly as possible at such time as the arbitrator(s) may determine. The decision of the arbitrator(s) will be final and binding upon the parties hereto.

         12.16 APPENDICES: The appended Appendices and Exhibits form an integral part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



MONSANTO COMPANY                                DEKALB GENETICS CORPORATION


By:     Robert T. Fraley                        By:     Bruce P. Bickner
   ----------------------------                    ----------------------------
        Robert T. Fraley                                Bruce P. Bickner

Title: President, Ceregen                               Title: Chairman and CEO